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                                                                 EXHIBIT 10.1

FRANKLIN ELECTRIC CO., INC. PERFORMANCE INCENTIVE STOCK PLAN RESTRICTED STOCK AWARD

AGREEMENT FOR EMPLOYEE RESTRICTED STOCK AWARD

       You have been selected to be a Participant in the Franklin Electric Co., Inc. Performance Incentive Stock Plan (the "Plan"), and pursuant to the terms and conditions of the Plan, you have been granted a Restricted Stock Award as specified below:

PARTICIPANT: ROBERT STONE
DATE OF AWARD: MARCH 3, 2005
NUMBER OF SHARES SUBJECT TO AWARD: 10,000
END OF RESTRICTION PERIOD: MARCH 3, 2010
PERFORMANCE OBJECTIVES: FRANKLIN ELECTRIC CO., INC. WILL MEET OR EXCEED THE AVERAGE RETURN ON INVESTED CAPITAL MEDIAN FOR PEER GROUPS OF PROCESS CONTROL COMPANIES.



       THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

        This Agreement, effective as of the Date of Award set forth above, is between Franklin Electric Co., Inc., an Indiana corporation (the "Company") and the Participant named above pursuant to the provisions of the Plan. The parties hereto agree as follows:

        The Plan provides a complete description of the terms and conditions governing the Award. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

1. GRANT OF RESTRICTED STOCK. The Company hereby grants to the Participant the number of shares of Common Stock of the Company, par value $0.10 ("Common Stock") set forth above.

2. TRANSFER RESTRICTIONS. Except as set forth in Section 7.4 of the Plan, none of the shares of Common Stock subject to the Award ("Award Shares") shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Participant (or his estate or personal representative, as the case may be), until such restrictions lapse in accordance with Sections 3 and 4 below.

3. LAPSE OF RESTRICTIONS. The restrictions set forth in Section 2 above shall lapse on the last day of the Restriction Period if the Committee determines that the Performance Objectives described above have been met as of such date.

4. DEATH, DISABILITY OR NORMAL RETIREMENT. To the extent the restrictions set forth in Section 2 above have not lapsed in accordance with Section 3 above, in the event that the Participant's employment with the
       Company and all affiliates terminates due to the Participant's death, Disability (as defined in the Plan) or Normal Retirement (as defined in the Plan), such restrictions shall lapse with respect to a number of Award Shares determined by multiplying the number of Award Shares by a
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       fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the Restriction Period. The Committee may in its discretion waive the restrictions on the remaining Award Shares. Award Shares with respect to which restrictions do not lapse shall be forfeited. In the case of Normal Retirement no Award Shares will be granted if the retirement occurs within the first two (2) years from the grant date.

5. FORFEITURE. The Award shall be forfeited to the Company (a) upon the Participant's termination of employment with the Company and all affiliates for any reason other than the Participant's death, disability or Normal Retirement (as described in Section 4 above) that occurs prior to the date the restrictions lapse as provided in
       Section 3 above or (b) if at the end of the Restriction Period the Committee determines that the Performance Objectives are not met.

6. CHANGE IN CONTROL. In the event of a Change in Control (as defined in the Plan), or a dissolution or liquidation of the Company, prior to the lapse of the restrictions in accordance with Section 3 above, then such restrictions shall lapse on the occurrence of such event.

7. WITHHOLDING TAXES. If applicable, the Participant shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any certificate for Award Shares.

8. RIGHTS AS SHAREHOLDER. The Participant shall be entitled to all of the rights of a shareholder of the Company with respect to the outstanding Award Shares, including the right to vote such shares and to receive dividends and other distributions payable with respect to such Award Shares from the Award Date.

9. ESCROW OF SHARE CERTIFICATES. Certificates for the Award Shares shall be issued in the Participant's name and shall be held in escrow by the Company until all restrictions lapse or such Award Shares are forfeited as provided herein. A certificate or certificates representing the Award Shares as to which restrictions have lapsed shall be delivered to the Participant (or the Participant's executor or personal representative in the case of the Participant's death) upon such lapse of restrictions.

10. SECTION 83(B) ELECTION. The Participant may make an election pursuant to Section 83(b) of the Internal Revenue Code to recognize income with respect to the Award Shares before the restrictions lapse, by filing such election with the Internal Revenue Service within 30 days of the Award Date and providing a copy of that filing to the Company.

11.    MISCELLANEOUS.

a) This Restricted Stock Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Award Shares, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities
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       laws applicable to such Award Shares.

       It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Restricted Stock Agreement, all of which shall be binding upon the Participant. Any inconsistency between this Restricted Stock Agreement and the Plan shall be resolved in favor of the Plan.

b) Subject to the restrictions set forth in the Plan, the Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Restricted Stock Agreement.

c) To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Indiana.

       IN WITNESS WHEREOF, the parties have caused this Restricted Stock Agreement to be executed as of the Date of Award.


                                                  Franklin Electric Co., Inc.



________________________________           By:________________________________
Participant


                                         Attest:______________________________



























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FRANKLIN ELECTRIC CO., INC. PERFORMANCE INCENTIVE STOCK PLAN


                                Name (Please Print)

In the event of my death, the following person is to receive any outstanding Award Shares granted to me under the Franklin Electric Co., Inc. Performance Incentive Stock Plan.

NOTE:	  The primary beneficiary(ies) will receive your Plan benefits.  If more than one primary beneficiary is indicated, the benefits will be split among them equally. If you desire to provide for a distribution of benefits among primary beneficiaries on other than an equal basis, please attach a sheet explaining the desired distribution in full detail. If any primary beneficiary is no longer living on the date of your death, the benefit which the deceased primary beneficiary would otherwise receive will be distributed to the secondary beneficiary(ies), in a similar manner as described above for the primary beneficiary(ies).

                  __   Primary Beneficiary         __    Secondary Beneficiary
______________________________________________________________________________
Last Name              First             M.I.                 Relationship
______________________________________________________________________________
Street Address                                  City, State, Zip Code

                  __   Primary Beneficiary         __    Secondary Beneficiary
______________________________________________________________________________
Last Name              First              M.I.               Relationship
_____________________________________________________________________________
Street Address                                   City, State, Zip Code

                  __   Primary Beneficiary         __    Secondary Beneficiary
______________________________________________________________________________
Last Name             First               M.I.               Relationship
______________________________________________________________________________
Street Address                                   City, State, Zip Code

If a trust or other arrangement is listed above, include name, address and date of arrangement below:
_____________________________________________________________________________
Name              Address                                           Date
___       For additional beneficiaries, check here and attach an additional sheet of paper.

This supersedes any beneficiary designation previously made by me under this Plan. I reserve the right to change the beneficiary at any time.

_____________________________       ________________________________________
Date                                Sign your full name here

Date received by Franklin Electric Co., Inc.  _______________________________

                                        By:__________________________________